                                                                    EXHIBIT 99.2

                            JOINT FILER INFORMATION

              Item                                 Information

Name:                               Wells Fargo Municipal Capital
                                    Strategies, LLC

Address:                            375 Park Avenue
                                    New York, New York 10152

Date of Event Requiring             January 8, 2016
Statement (Month/Day/Year):

Issuer Name and Ticker or           DTF Tax-Free Income Inc. (DTF)
Trading Symbol:

Relationship of Reporting           10% Owner
Person(s) to Issuer:

If Amendment, Date Original         Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group Filing:   Form filed by More than One Reporting Person

Signature:                          WELLS FARGO MUNICIPAL CAPITAL
                                    STRATEGIES, LLC

                                    By: /s/ Adam Joseph
                                    -------------------------------------------
                                    Name: Adam Joseph
                                    Title: President
                                    Date: January 11, 2016